For Immediate Release

HCSB Financial Corporation Announces Removal of Regulatory Consent Order and Third Quarter 2016 Financial Results

Loris, SC, October 27, 2016----HCSB Financial Corporation (the “Company”), the holding company for Horry County State Bank (the “Bank”), announced today that the Bank received notification on October 26, 2016 from the Federal Deposit Insurance Corporation and the South Carolina State Board of Financial Institutions (the “Supervisory Authorities”) that the Consent Order previously entered into with the Bank on February 10, 2011 was terminated. “We are pleased with the removal of the Consent Order and believe this reflects the hard work of management and our employees over the past several years. This demonstrates the Bank’s return to a healthy financial condition.” commented Jan Hollar, Chief Executive Officer of the Company and the Bank. Although the Consent Order has been terminated, certain regulatory requirements and restrictions remain, including requirements to continue to improve credit quality and earnings, restriction prohibiting dividend payments without prior approval from Supervisory Authorities, and the maintenance of a specified leverage capital ratio.

The Company also announced financial results for the third quarter ended September 30, 2016, including net losses per share available to common shareholders of $0.00 per share, a decrease from earnings of $0.03 per share at the end of the second quarter of 2016.

“The third quarter has been yet another quarter of progress at Horry County State Bank. We are pleased with our significant reduction in nonperforming assets following the completion of our asset disposition plan. The completion of this plan did result in some one-time legal costs which impacted our profitability this quarter, but we believe that with these costs now behind us, we can look toward positive earnings in the fourth quarter. We continue to see an uptick in our loan production, as we add quality, in-market commercial loans to our portfolio, and our asset quality is in line with our internal goals. The key focus areas for our team as we finish out 2016 are quality loan production, continued improvement in asset quality, and meaningful earnings per share,” remarked Jan Hollar, Chief Executive Officer of the Company and the Bank.

Financial Highlights

During the third quarter, the Company reported a net loss of $1.8 million, as the Company continued its efforts to reduce nonperforming assets. The previously announced asset disposition plan was substantially completed in the third quarter of 2016, which resulted in additional losses of $1.4 million from the write down of other real estate owned (“OREO”) and loss on sale of loans. The additional losses taken on OREO resulted from the resolution of a group of properties for which the Bank was not comfortable with potential risks associated with carrying the properties. Net interest income for the third quarter was up $59,000 from the second quarter of 2016 and noninterest expense was down $2.9 million quarter-over-quarter as the net cost of operation of OREO decreased $1.9 million and professional fee decreased $648,000.

The Company saw loan growth of $10.1 million, or 5%, for the third quarter of 2016 as loan production continues to be a key management focus. Total deposits remained flat and totaled $323.3 million at September 30, 2016, compared to $323.2 million at June 30, 2016, as a slight increase in core deposits was offset by a decrease in internet- based time deposits.

Interest Income and Net Interest Margin

Net interest income was up quarter over quarter, totaling $2.5 million for the third quarter of 2016 as compared to $2.4 million in the second quarter of 2016, led by increased interest income on loans and investment securities. Net interest margin decreased 4 basis points to 2.80% for the quarter ended September 30, 2016 from 2.84% for the quarter ended June 30, 2016. The decrease in net interest margin is primarily the result of a 27 basis point decrease in yield on securities as more than $10 million in higher yielding bonds were called during the past four months. This decrease in yield on securities was partially offset by an increase in yield on interest-bearing deposits.

Non-Interest Income

Non-interest income was $334,000 in the third quarter of 2016 compared to $19.5 million in the second quarter of 2016. The second quarter included $19.1 million of gains on the extinguishment of debt related to the settlement of subordinated debt. Included in non-interest income for the third quarter was a $153,000 gain on sale of securities, as compared to a loss on sale of securities of $102,000 in the second quarter of 2016 and a $224,000 loss on sale of assets recorded in the third quarter related to the bulk sale of nonperforming loans announced in the second quarter. Excluding the gain on extinguishment of debt, loss on sale of assets and gain (loss) on the sale of securities for each quarter, non-interest income decreased $35,000 in the third quarter of 2016 as compared to the second quarter of 2016 due to lower ATM and other fee income.

Asset Quality

During the third quarter, asset quality improved significantly due to the implementation of the asset disposition plan that was put in place following the close of the capital raise in the second quarter. OREO decreased by $3.2 million during the quarter to $4.0 million at September 30, 2016 due to the write down and sale of several properties. Nonperforming loans, including nonperforming loans held for sale, decreased by $3.4 million to $931,000 at September 30, 2016 as the asset disposition plan was completed in the third quarter. The ratio of nonperforming assets to total assets dropped to 1.30% at September 30, 2016, as compared to 3.03% at June 30, 2016 and the ratio of nonperforming loans to total loans dropped to 0.45% at the end of the third quarter of 2016 as compared to 2.18% at the end of the second quarter of 2016.

Allowance for Loan Losses

At September 30, 2016, the allowance for loan losses was $4.7 million, compared to $4.5 million at June 30, 2016. As a percentage of total loans held-for-investment, the allowance for loan losses was 2.24% in the third quarter of 2016, down slightly from 2.26% in the second quarter of 2016. The decrease in the allowance for loan losses as a percent of total loans was a reflection of improved levels of past dues. Out of the $4.7 million in total allowance for loan losses at September 30, 2016, specific allowances for impaired loans accounted for $788,000 as compared to $845,000 in the second quarter due to the sale and resolution of nonperforming loans.

Balance Sheet and Capital

Total assets decreased $913,000 during the third quarter of 2016, while gross loans (including loans held-for-sale) increased $10.1 million compared to the second quarter of 2016 as the Company saw solid loan production during the quarter. Total deposits remained flat and totaled $323.3 million at September 30, 2016, compared to $323.2 million at June 30, 2016, as an increase in money market and NOW deposits was offset by a decrease in time deposits which primarily resulted from the maturity of $8.1 million in internet-based time deposits.

As of September 30, 2016 the Bank’s leverage ratio, Common Equity Tier 1 ratio (CET1), Tier 1 risk-based capital ratio, and total risk-based capital ratio were 9.38%, 15.08%, 15.08% and 16.34%, respectively.

About HCSB Financial Corporation

HCSB Financial Corporation is the holding company for Horry County State Bank, a full-service community bank providing services in eight branches across Horry County, South Carolina. Horry County State Bank’s website is www.hcsbaccess.com. HSCB shares are quoted on the OTC Pink under the symbol “HCFB”.

SAFE HARBOR

This news release contains forward-looking statements, as defined by the federal securities laws, including statement about the Company’s financial outlook and business environment. Forward looking statements generally include words such as “expects,” “projects,” “anticipates,” “believes,” “estimates,” “strategy,” “plan,” “potential,” and other similar expressions. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those anticipated in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of some factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward-Looking Statements” on pages 1-2 and in the section entitled “Risk Factors” of the Company’s annual report on Form 10-K filed with the SEC for the year ended December 31, 2015. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements.

For additional information contact:

Jennifer W. Harris

Chief Financial Officer

(843) 716-6407

jharris@horrycountystatebank.com

HCSB Financial Corporation

Condensed Consolidated Balance Sheet (Unaudited)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015*	2015
	($ in thousands)
ASSETS
Cash and due from banks	$31,174	$64,024	$41,652	$22,137	$29,185
Investment securities available for sale	111,581	80,969	83,205	89,701	84,291
Nonmarketable equity securities	1,090	1,090	1,276	1,330	1,330
Loans held for sale	—	4,280	—	—	—
Loans	209,176	199,072	199,635	209,367	219,982
Allowance for loan losses	(4,676)	(4,492)	(3,719)	(4,601)	(5,021)
Net loans	204,500	194,580	195,916	204,766	214,961

Premises and equipment, net	14,456	14,591	15,758	15,917	16,069
Assets held-for-sale	—	768	—	—	—
Other real estate owned	4,032	7,256	11,270	13,624	18,510
Bank-owned life insurance	11,562	11,481	11,400	11,319	11,239
Other assets	2,712	3,441	2,886	2,629	2,962

Total assets	$381,107	$382,480	$363,363	$361,423	$378,547

LIABILITIES AND SHAREHOLDERS’ EQUITY

Deposits:
Demand noninterest-bearing	$47,060	$44,077	$40,227	$40,182	$45,135
Money market, NOW and savings	125,785	119,191	122,613	116,678	121,965
Time deposits	150,505	159,974	172,621	173,971	180,514
Total deposits	323,350	323,242	335,461	330,831	347,614

Short-term borrowings	1,662	1,659	1,248	1,716	1,119
Long-term debt	17,000	17,000	34,141	34,138	34,248
Accrued expenses and other liabilities	2,502	3,312	7,161	6,988	6,741
Total liabilities	344,514	345,213	378,011	373,673	389,722

Shareholders’ equity:
Preferred stock	—	9	12,895	12,895	12,895
Common stock	4,958	3,633	38	38	38
Warrants	—	—	1,012	1,012	1,012
Additional paid-in capital	82,051	81,903	30,220	30,220	30,214
Retained deficit	(49,961)	(48,177)	(58,090)	(54,807)	(54,398)
Accumulated other comprehensive loss	(455)	(101)	(723)	(1,608)	(936)
Total shareholders’ equity	36,593	37,267	(14,648)	(12,250)	(11,175)

Total liabilities and shareholders’ equity	$381,107	$382,480	$363,363	$361,423	$378,547

Common shares issued and outstanding	495,763,940	363,314,783	3,846,340	3,846,340	3,816,340

*   Derived from audited financial statements.

HCSB Financial Corporation

Condensed Consolidated Income Statement (Unaudited)

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015
	($ in thousands, except per share amounts)
Interest income
Loans, including fees	$2,667	$2,581	$2,483	$2,753	$3,088
Investment securities	426	386	461	479	506
Nonmarketable equity securities	11	14	14	14	8
Interest on deposits at banks	68	73	31	14	16
Total interest income	3,172	3,054	2,989	3,260	3,618
Interest expense
Money market, NOW and savings deposits	115	100	96	98	108
Time deposits	403	412	427	450	487
Borrowings	150	97	523	518	510
Total interest expense	668	609	1,046	1,066	1,105
Net interest income	2,504	2,445	1,943	2,194	2,513
Provision for loan losses	—	3,560	1,424	—	—
Net interest income (loss) after provision	2,504	(1,115)	519	2,194	2,513
Noninterest income
Service charges on deposit accounts	188	189	161	163	197
Mortgage banking income	7	—	—	6	50
Income from bank-owned life insurance	110	110	110	109	109
Gain (loss) on sale of securities available for sale	153	(102)	17	—	20
Gain (loss) on sale of assets	(224)	—	—	(4)	736
Gain on extinguishment of debt	—	19,115	—	—	—
Other noninterest income	100	141	128	149	231
Total noninterest income	334	19,453	416	423	1,343
Noninterest expenses
Salaries and employee benefits	1,648	1,668	1,286	1,228	1,330
Occupancy and equipment	493	486	499	493	558
Legal and professional fees	428	1,076	215	494	488
FDIC insurance	204	206	309	320	346
Loss on disposal of fixed assets	—	247	—	—	—
Net cost of operation of other real estate owned	1,392	3,273	1,564	167	382
Other noninterest expense	457	549	345	364	349
Total noninterest expenses	4,622	7,505	4,218	3,066	3,453
Income (loss) before income taxes	(1,784)	10,833	(3,283)	(449)	403
Income tax expense (benefit)	—	920	—	(40)	35
Net income (loss)	(1,784)	9,913	(3,283)	(409)	368
Preferred dividends	—	—	(398)	(405)	(514)
Net income (loss) available to common shareholders	$(1,784)	$9,913	$(3,681)	$(814)	$(146)

Earnings per common share, fully diluted	$(0.00)	$0.03	$(0.96)	$(0.21)	$(0.04)
Weighted average diluted common shares	411,085,981	319,862,554	3,846,340	3,846,340	3,816,340

HCSB Financial Corporation

Average Balance Sheets and Net Interest Analysis (Unaudited)

	For the Three Months Ended
	September 30, 2016			September 30, 2015
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (2)	Balance	Expense	Rate (2)
Assets	($ in thousands)
Interest-earning assets:
Loans and loans held for sale (1)	$204,634	$2,667	5.18%	$226,162	$3,088	5.42%
Interest-bearing deposits	51,270	68	0.53%	31,796	16	0.20%
Investment securities	98,153	426	1.74%	89,388	506	2.26%
Other interest-earning assets	1,090	11	4.01%	1,144	8	2.77%

Total interest-earning assets	355,147	3,172	3.55%	348,490	3,618	4.12%

Allowance for loan losses	(4,518)			(5,573)
Cash and due from banks	1,806			1,787
Premises and equipment	14,544			17,742
Other assets	21,030			32,444

Total assets	$388,009			$394,890

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Interest-bearing demand	$40,423	$17	0.17%	$39,904	$15	0.15%
Money market, NOW and savings	86,089	98	0.45%	87,517	93	0.42%
Time deposits	155,542	403	1.03%	189,101	487	1.02%
Total interest-bearing deposits	282,054	518	0.73%	316,522	595	0.75%
Short-term borrowings	1,773	1	0.22%	1,203	1	0.33%
Long-term debt	17,000	149	3.49%	34,248	509	5.90%
Total borrowed funds	18,773	150	3.18%	35,451	510	5.71%

Total interest-bearing liabilities	300,827	668	0.88%	351,973	1,105	1.25%

Net interest rate spread		2,504	2.68%		2,513	2.87%

Noninterest-bearing demand deposits	47,408			47,779
Other liabilities	3,183			6,980
Shareholders’ equity	36,591			(11,842)

Total liabilities and shareholders’ equity	$388,009			$394,890

Net interest margin			2.80%			2.86%

(1)	Nonaccrual loans are included in the average loan balances.

(2)	Yield/ rate calculated on Actual/Actual day count basis, except for yield on investments which is calculated on a 30/360 day count basis.

HCSB Financial Corporation

Selected Ratios (Unaudited)

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015
	($ in thousands, except per share amounts)
Per Share Data:
Basic Earnings (Loss) per Common Share	$(0.00)	$0.03	$(0.96)	$(0.21)	$(0.04)
Book value per common share (1)	$0.07	$0.10	$(7.16)	$(6.59)	$(6.31)
Common shares outstanding	495,764,318	363,314,783	3,846,340	3,846,340	3,816,640
Weighted average dilutive common shares outstanding	411,085,981	319,862,554	3,846,340	3,846,340	3,816,340

Selected Performance Ratios:
Return on Average Assets	-1.83%	10.36%	-3.67%	-0.44%	0.37%
Return on Average Equity (2)	-19.40%	111.93%	N/A	N/A	N/A
Net interest margin (non-tax equivalent)	2.80%	2.84%	2.45%	2.66%	2.86%
Non-interest Income as a % of Revenue	9.53%	86.43%	12.22%	11.49%	27.07%
Non-interest Income as a % of Average Assets	0.09%	5.06%	0.12%	0.11%	0.34%
Non-interest Expense as a % of Average Assets	1.19%	1.95%	1.17%	0.83%	0.87%

Asset Quality:
Past due 30-59 days (and still accruing)	$535	$636	$3,667	$3,897	$2,058
Past due 60-89 days (and still accruing)	112	159	647	244	808
Past due 90 days plus (and still accruing)	—	—	—	—	—
Nonaccrual loans	931	332	6,115	8,742	6,792
Nonperforming loans	931	332	6,115	8,742	6,792
Nonperforming loans held for sale (nonaccruing)	—	4,012	—	—	—
OREO	4,032	7,256	11,270	13,624	18,510
Nonperforming assets	4,963	11,600	17,385	22,366	25,302

Nonperforming loans to total loans	0.45%	2.18%	3.06%	4.18%	3.09%
Nonperforming assets to total assets	1.30%	3.03%	4.78%	6.19%	6.68%
Allowance to total loans held-for-investment	2.24%	2.26%	1.86%	2.20%	2.28%
Allowance to nonperforming loans	502.26%	103.41%	60.82%	52.63%	73.93%
Allowance to nonperforming assets	94.22%	38.72%	21.39%	20.57%	19.84%
Net charge-offs (recoveries) to average loans	4.13%	5.57%	4.52%	0.78%	1.02%
(annualized)

Capital Ratios (Bank):
Common Equity Tier 1 (CET1) capital	$36,404	$38,114	$9,238	$12,135	12,169
Tier 1 capital	36,404	38,114	9,238	12,135	$12,169
Tier 2 capital	3,039	2,939	2,962	3,267	3,497
Total risk based capital	39,443	41,053	12,200	15,402	15,666
Risk weighted assets	241,456	233,528	236,204	260,024	278,214
Average assets for leverage ratio	388,135	384,914	360,649	370,482	400,954

Common Equity Tier 1 (CET1) ratio	15.08%	16.32%	3.91%	4.67%	4.37%
Tier 1 ratio	15.08%	16.32%	3.91%	4.67%	4.37%
Total risk based capital ratio	16.34%	17.58%	5.17%	5.92%	5.63%
Tier 1 leverage ratio	9.38%	9.90%	2.56%	3.28%	3.04%

(1)	Book value per share excludes non-voting preferred shares

(2)	Ratio not applicable in prior periods due to negative equity